EXHIBIT 23.2

Consent of Independent Certified Public Accountants

      We have issued our report dated November 1, 2000 accompanying the consolidated financial statements of Ciprico Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended September 30, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
May 4, 2001